EXHIBIT 4.1


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.





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REGISTERED                                                          $250,000,000

NO. 0001                                                    CUSIP No.: 232820AF7

                              CYTEC INDUSTRIES INC.

                     Form of 5.50% Note due October 1, 2010

         CYTEC INDUSTRIES INC., a Delaware corporation (the "Company"), promises to pay to Cede & Co., or its registered assigns, the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) on October 1, 2010.

         Interest Payment Dates: April 1 and October 1, commencing April 1,
2006.

         Record Dates: March 15 and September 15.

         Additional provisions of this Security are set forth on the other side of this Security. Such additional provisions shall for all purposes have the same effect as if set forth at this place.



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         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  October 4, 2005

                                        CYTEC INDUSTRIES INC.

                                        By:
                                            ------------------------------------
                                            Name:  James P. Cronin
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

                                        By:
                                            ------------------------------------
                                            Name:  Thomas P. Wozniak
                                            Title: Treasurer





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:  October 4, 2005


                                        JPMORGAN CHASE BANK, N.A.,
                                        as Trustee,

                                        By:
                                            ------------------------------------
                                                  Authorized Signatory


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                            [Reverse of Global Note]

             Form of 5.50% Note due October 1, 2010 (the "Security")

1.       Interest

         Cytec Industries Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 4, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the record date (whether or not a business day) immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) may be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, JPMorgan Chase Bank, N.A., a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of March 15, 1998, as amended by the First Supplemental Indenture dated as of May 11, 1998 between the Company and the Trustee, as successor of PNC Bank, National Association (collectively, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. 77aaa-77bbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the


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Indenture and not defined herein have the meanings ascribed thereto in the
Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are senior unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section 2.11 of the Indenture).

5.       Optional Redemption

         The Securities may be redeemed, in whole or in part, at any time or from time to time, at the option of the Company, upon not less than 30 and not more than 60 days' notice mailed to each Holder of the Securities to be redeemed at the Holder's address appearing in the books of the Registrar, on any date prior to maturity (the "Redemption Date") at a price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below), plus 30 basis points plus, in each case, accrued interest thereon to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such Quotation.

         "Reference Treasury Dealer" means (i) Citigroup Global Markets, Inc., ABN AMRO Incorporated or Wachovia Capital Markets, LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) two or more other Primary Treasury Dealers selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its

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

principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

         In the case of any partial redemption, selection of the Securities for redemption will be made by DTC, in the case of Securities represented by a Global Security, or by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his registered address. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

8.       Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits with

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

the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder, or to evidence and provide for the acceptance of appointment of a successor Trustee or separate Trustee (or to change any provisions of the Indenture relating to such appointment).

12.      Defaults and Remedies

         Under the Indenture, Events of Default include a (i) default in the payment of any interest upon any of the Securities for 30 days or more after such payment is due; (ii) default in the payment of the principal of and premium, if any, on any of the Securities when due; (iii) default by the Company in the performance, or breach, of any of its other covenants in the Indenture which will not have been remedied by the end of a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities; (iv) failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or a Subsidiary in excess of $50.0 million principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities; and
(v) certain events of bankruptcy, insolvency or reorganization of the Company.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in

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

payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

13.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

17.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                           -----------------------------------------------------
                           (Print or type assignee's name, address and zip code)

                           -----------------------------------------------------
                           (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date: ________________ Your Signature: _________________________________________

Sign exactly as your name appears on the other side of this Security.






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